Exhibit 15.1

July 24, 2014

Liberty Global plc

38 Hans Crescent

London, England

With respect to this prospectus, we acknowledge our awareness of the incorporation by reference herein of our report dated May 6, 2014 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Denver, Colorado